                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
     12

                       CELL ROBOTICS INTERNATIONAL, INC.
                ----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   Neuman, Drennen & Stone, LLC, 1507 Pine Street, Boulder, Colorado  80302
   ------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)     Title of each class of securities to which transaction applies:
   2)     Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   4)     Proposed maximum aggregate value of transaction:
   5)     Total fee paid:

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)     Amount Previously Paid:
   2)     Form, Schedule or Registration Statement No.:
   3)     Filing Party:
   4)     Date Filed:

                 CELL ROBOTICS INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 15, 1999



The Annual Meeting of Shareholders of Cell Robotics International, Inc. ("Cell" or the "Company") will be held at the principal executive offices of the Company, 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on June 15, 1999 at 10 o'clock a.m., Mountain Daylight Time, for the purpose of considering and voting upon the following:

   1. To elect six (6) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

   2. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of Cell Common Stock of record at the close of business on April 30, 1999 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.


                              CELL ROBOTICS INTERNATIONAL, INC.



                              ------------------------------------------
                              Craig T. Rogers, Secretary

                       CELL ROBOTICS INTERNATIONAL, INC.

                         2715 Broadbent Parkway, N.E.
                         Albuquerque, New Mexico 87107

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished to the Shareholders of Cell Robotics International, Inc. (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on June 15, 1999 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of six (6) Directors of the Company, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

   ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

   This Statement is being mailed on or about May 14, 1999, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1998.

   The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

   Only Shareholders of record as of the close of business on April 30, 1999 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, unless otherwise indicated, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of March 31, 1999, the Company had outstanding 7,784,593 shares of common stock ("shares"), with each share being entitled to one vote.

1. SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

   The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


Title of     Name and Address             Amount and Nature of     Percent
 Class       of Beneficial Owner          Beneficial Ownership   of Class(1)
--------     -------------------          --------------------   -----------

Common       Ronald K. Lohrding (2)             616,667            7.60%
Stock        c/o Cell Robotics, Inc.
             2715 Broadbent Parkway, NE
             Albuquerque, NM  87107

   "         Craig T. Rogers (3)                133,767            1.71%
             c/o Rockies Fund, Inc.
             4465 Northpark Drive
             Colorado Springs, CO  80907

   "         Mark Waller, Director (4)          215,000            2.70%
             1820 North Shore Road
             Lake Oswego, OR  97304

   "         Dr. Raymond Radosevich (5)          21,000             .27%
             c/o Cell Robotics, Inc.
             2715 Broadbent Parkway, NE
             Albuquerque, NM  87107

   "         Dr. Debra Bryant (6)                 8,750             .11%
             c/o Cell Robotics, Inc.
             2715 Broadbent Parkway, NE
             Albuquerque, NM  87107

   "         Mitsui Engineering & (7)           409,406            5.26%
             Shipbuilding Company, Ltd.
             405 Park Avenue, Suite 501
             New York, NY  10022

   "         All Officers and Directors       1,175,064           13.77%
             as a Group (9 persons)

------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them within sixty (60) days of the date of this report are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes Incentive Stock Options exercisable to purchase 150,000 shares of Common Stock at an exercise price of $1.75 per share, and Incentive Stock Options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.875 per share, issued under the Company's 1992 Stock Incentive Plan. Also includes Non-Qualified Stock Options exercisable to purchase 150,000 shares of Common Stock at an exercise price of $2.0625 per share, issued to Dr. Lohrding as part of the Company's registered public offering of securities which was declared effective by the Commission in February, 1998 (the "Public Offering"). Does not include Lohrding Options exercisable to purchase 300,000 shares of the Company's Common Stock issued to Dr. Lohrding in anticipation of the Public Offering which are subject to future vesting.

(3) Mr. Rogers exercises the sole voting and investment power with respect to 67,100 shares of common stock. Also includes 10,000 shares of Common stock owned of record by Leslie Rogers, Mr. Roger's wife. Also includes Incentive Stock Options exercisable to purchase 56,667 shares of Common Stock at an exercise price of $1.375 per share issued under the Company's 1992 Stock Incentive Plan.

(4) Represents Non-Qualified Stock Options exercisable to purchase, in the aggregate, 200,000 shares of Common Stock at $1.75 per share, and Non-Qualified Stock Options exercisable to purchase 15,000 shares of Common Stock at an exercise price of $2.81 per share. Does not include Non-Qualified Stock Options exercisable to purchase 5,000 shares of Common Stock which are subject to future vesting.

(5) Reflects Non-Qualified Stock Options exercisable to purchase 6,000 shares of Common Stock at an exercise price of $1.75 per share, and Non-Qualified Stock Options exercisable to purchase 15,000 shares of Common Stock at an exercise price of $2.81 per share. Does not include Non-Qualified Stock Options exercisable to purchase 5,000 shares of Common Stock which are subject to future vesting.

(6) Includes Non-Qualified Stock Options exercisable to purchase 3,750 shares of Common Stock at an exercise price of $3.563 per share. Does not include Non-Qualified Stock Options exercisable to purchase 11,250 shares of Common Stock which are subject to future vesting.

(7) Mitsui Engineering & Shipbuilding Company, Ltd., a Japanese corporation ("Mitsui"), is the record owner and exercises the sole power to vote and invest 409,406 shares of the Company's Common Stock.

2.   ELECTION OF DIRECTORS.

     The Directors have voted to nominate six (6) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees, save and except for Ron E. Ainsworth, are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                                                      Director and/or
Name and Position in the Company            Age    Executive Officer Since
--------------------------------           ---     -----------------------

Dr. Ronald K. Lohrding                      58               1995
  CEO, President and
  Chairman of the Board

Craig T. Rogers                             36               1991
  VP of Investor Relations,
  Secretary, Treasurer
  and Director

Mark Waller                                 48               1995
  Director

Dr. Raymond Radosevich                      60               1995
  Director

Dr. Debra Bryant                            47               1997
  Director

Ron E. Ainsworth                             47            Nominee
  Director nominee

----------------------

     DR. RONALD K. LOHRDING. Dr. Lohrding has served as the Company's Chief Executive Officer, President and Chairman of the Board since February 23, 1995. He co-founded the wholly-owned subsidiary, Cell Robotics, Inc. ("CRI"), in 1988 and has served as the Chairman, President and CEO since incorporation. He has over 20 years of management experience. He received his Ph.D. in mathematical statistics from Kansas State University in 1969. Dr. Lohrding worked at Los Alamos National Laboratory (LANL) as an R&D manager and as a scientist from 1968 to 1988. He served as LANL's Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems, as well as Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven successful real estate partnerships, two of which are still currently active. Other than the Company, Dr. Lohrding does not currently serve as a director of any other reporting company.

     CRAIG T. ROGERS. Mr. Rogers has served as the Company's Secretary, Treasurer and as a Director since 1995, and as Vice President for Investor Relations since January, 1997. From 1991 until 1995, he served as the Chief Executive Officer, President and a Director of Intelligent Financial Corporation ("IFC"). As a result of the acquisition by IFC of Cell Robotics, Inc., Mr. Rogers resigned as the Chief Executive Officer and President of IFC and, in February 1995, concurrently was appointed Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Rogers served as Chief Financial Officer until January 8, 1997. Mr. Rogers served as Chief Operating Officer of the Rockies Fund, Inc. from July 1993 to October 1, 1996. The Rockies Fund Inc., a Colorado Springs, Colorado-based business development company regulated under the Investment Company Act of 1940, makes investments in and managerial assistance available to, certain eligible portfolio companies.
From April 1988 to June 1991, he also served as Chief Financial Officer for DMA Computer Solutions, a general partnership operating four Connecting Point franchise stores. Mr. Rogers received a Bachelor of Arts Degree in Business/Economics from Colorado College in 1984. Other than the Company, Mr. Rogers does not currently serve as a director of any other reporting company.

     MARK WALLER. Mr. Waller has served as a Director of the Company since February 1995. Since 1990, Mr. Waller has been President and founder of BridgeWorks Capital, a sole proprietorship which arranges public and private financing for and provides public relations services to client companies.
Mr. Waller was Interim President and Director of Totem Health Sciences, Inc., a Canadian medical products and research company, from 1988 to 1990. Other than the Company, Mr. Waller does not currently serve as a director of any other reporting company.

     DR. RAYMOND RADOSEVICH. Dr. Radosevich was elected to the Board of CRI in 1992. From 1985 to 1989, he was Dean of the Anderson School of Management at the University of New Mexico. Dr. Radosevich recently retired from active teaching. Prior to his retirement, he was a Professor of Management, specializing in business strategy and the management of technology. In addition, he taught a course in Technology Entrepreneurship and lectured on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University, a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from the University of Minnesota. Other than the Company, Dr. Radosevich does not currently serve as a director of any other reporting company.

     DR. DEBRA BRYANT. Dr. Bryant was elected to the Board in July 1997. She is President, CEO and majority stockholder of Humagen Fertility Diagnostics, Inc., which is the largest manufacturer of micropipets for the worldwide in vitro fertilization market. In 1984, Dr. Bryant joined Humagen, Inc. as a Senior Scientist. In 1991, Dr. Bryant purchased the fertility diagnostics division of Humagen, Inc. and founded Humagen Fertility Diagnostics, Inc. Dr. Bryant received her Ph.D. in Medical Microbiology from Bowman Gray School of Medicine, Wake Forest University and completed a NIH postdoctoral fellowship in molecular biology at the University of Virginia.

     RON E. AINSWORTH. Mr. Ainsworth is a Founder and Managing Partner of The Trenwith Group. Formed in 1981, The Trenwith Group has been involved in over 300 corporate financing transactions and in excess of $1 billion dollars in invested capital. Mr. Ainsworth is also a Managing Director of Trenwith Securities, Inc., a registered NASD Broker-Dealer. Mr. Ainsworth's duties with Trenwith Securities, Inc. include management and development of the co-underwriting programs, initial public offerings, follow-on equity offerings, and high yield debt offerings. Mr. Ainsworth is also one of three managing partners of Trenwith Holdings. Ltd, a partnership formed with Rockefeller Trust and Rockvest Capital, with $100 million of committed capital. Trenwith Holdings invests in LBOs, MBOs, Relap Mezzanine and Pre IPOs. Mr. Ainsworth's primary responsibilities with the partnership include developing and investing in middle market companies. Mr. Ainsworth currently holds equity investments in 25 operating companies and received his degree from the University of Northridge.

     Each director is elected to serve for a term of one (1) year until the next annual meeting of shareholders or until a successor is duly elected and qualified.

     There are no family relationships among directors or persons nominated or chosen by the Company to become a director. The present term of office of each director will expire at the next annual meeting of shareholders.

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of Shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's ByLaws.

     During the fiscal year ended December 31, 1998, outside Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. No officer of the Company receives any additional compensation for his services as a Director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its Directors. The Company does, however, maintain a group health insurance plan and retirement plan for its employees, and those Directors who are also employees of the Company are eligible to participate in each plan.

     During fiscal 1998, the Company did have standing Audit, Compensation and Nominating Committees of the Board of Directors. The only member of the Audit Committee was Mark Waller. During 1998, the Audit Committee held no formal
meetings.   No member of the Audit Committee receives any additional
compensation for his service as a member of that Committee. The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

     During fiscal 1998, the Compensation Committee consisted of Dr. Raymond Radosevich, Dr. Debra Bryant and Mark Waller. During 1998, the Compensation Committee held no formal meetings. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     During fiscal 1998, the Nominating Committee consisted of Ronald K. Lohrding, Ph.D. and Craig Rogers. During 1998, the Nominating Committee held no formal meetings. No member of the Nominating Committee receives any additional compensation for his services as a member of that Committee. The Nominating Committee is responsible for recommending a slate of Director nominees to be considered for election at the Company's 1999 Annual Meeting of Shareholders, which recommendation was unanimously approved by the Board of Directors. While the Nominating Committee has not in the past considered nominees recommended by securityholders outside of Management, if securityholders have recommendations regarding nominees for the Board of Directors, communication should be addressed to Dr. Lohrding at the principal executive offices of the Company.

     During fiscal 1998 three (3) meetings of the Board of Directors of the Company were held, which meetings were attended by all members of the Board of Directors.

Significant Employees

     JEAN SCHARF. Ms. Scharf was appointed Chief Financial Officer and Controller of the Company in August 1997. From April 1995 to August 1997, she served as the Controller for TPL, Inc., a $7 million defense and private sector contractor. From April 1984 to September 1994, she was employed by Applied Technology Associates and with SAIC. She has also owned her own financial software consulting business since 1994. She has a B.A. degree in business with an accounting specialty from the University of New Mexico and is currently working on an M.B.A. degree.

     H. TRAVIS LEE. Mr. Lee was appointed Vice-President of Sales and Marketing in January 1997. During 1996, Mr. Lee was responsible for International Marketing and Business Development at LaserScope Surgical Systems, San Jose, CA, a $70 million manufacturer of surgical laser systems. From February 1994 to September 1996, he was Vice President for Marketing at Heraeus Surgical Inc., a $30 million manufacturer of surgical lasers and other medical products. He held senior management, marketing and sales positions with Medasonics, Inc. and Xintec Corporation from 1991 to 1994. Mr. Lee received his B.S. degree from San Jose State University in Graphic Design.

     RICHARD ZIGWEID. Mr. Zigweid, Vice President of Manufacturing, joined the Company in August 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb and as engineering manager and manufacturing engineer at Baxter Healthcare from December 1988 to February 1994. He received his B.S. degree from the University of Wyoming in Mechanical Engineering.

     CONNIE HOY. Ms. Hoy, Regulatory Affairs and Quality Assurance Manager, joined the Company in January 1997. She served as Compliance Officer for Tissue Technologies, Inc., a skin resurfacing laser manufacturer and wholly-owned subsidiary of Palomar Medical Technologies, Inc. during 1995 and 1996, where she achieved FDA Medical Device Quality System compliance, European market permission, and ISO 9000 registration for Tissue Technologies' skin resurfacing laser systems. From 1986 to 1995, Ms. Hoy was responsible for regulatory affairs at the "O" Company, a dental implant company. Ms. Hoy received her B.A. degree from the University of New Mexico.

     MICHAEL WOLF. Mr. Wolf, Vice President of Engineering, joined the Company in June 1991, and has been principally responsible for designing the Company's flagship products. He served as Senior Engineer at Amtech Systems Corp. and spent 24 years at LANL in various technical positions beginning in 1967. He has authored over 30 technical papers, holds 10 United States patents, and has been the lead designer on three projects that were awarded the R&D 100 Award, signifying one of the 100 most significant technological advances of the year.

     DR. LARRY KEENAN. Dr. Keenan, Product Manager, Cell Robotics Workstation, joined the Company in January 1993 and has been Product Manager for the Cell Robotics Workstation since July, 1997. Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological Sciences at the University of California at Irvine and was an Associate Research Scientist in Neurobiology at Yale University.

     DR. JEROME CONIA. Dr. Conia joined the Company in May 1992 as a Scientist and has been the In Vitro Fertilization Workstation Product Manager since May 1996 and Chief Scientist since November 1998. He has authored several scientific papers on optical trapping and scissoring and is the principal investigator on several SBIR grants. He received his M.S. in Embryology, Cellular Biology, and Physiology from the University of Paris, and his Ph.D. in Specialty Life Science from the University of Orsay, Paris, France. He also was a post-doctoral fellow in the Genetics Group at the LANL from March 1989 until May 1992.

     DAVID COSTELLO. Mr. Costello, Product Manager of the Lasette(-TM-), joined the Company in August 1996. From February 1994 to September 1995, he was founder and Executive Vice-President of Tecnal Products, Inc. From May 1992 to February 1994, he was Technology Development Program Manager at Lovelace Scientific Resources. His qualifications include five patents in medical optics, experience in regulatory development of new clinical products, and a M.S. degree in Biomedical Engineering from Texas A&M University.

LEGAL PROCEEDINGS

     None of the foregoing Directors or Executive Officers has, during the past five years:

     (1) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (3) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     In October 1997, TransMedica (formerly "Venisect, Inc.") commenced a patent infringement action (the "TransMedica Litigation") in which it claimed the Company's Lasette(-TM-) infringed the U.S. patent underlying TransMedica's competitive skin perforator. The United States District Court for the Eastern District of Arkansas (the "Court") subsequently dismissed the TransMedica Litigation, without prejudice, due to lack of personal jurisdiction and improper venue. TransMedica subsequently filed a notice indicating that it had appealed that decision. Oral arguments related to the appeal were scheduled to be heard on December 7, 1998. However, on December 1, 1998, TransMedica withdrew its appeal. This action does not prevent TransMedica from re-filing in a proper jurisdiction at a later date. While the Company has investigated the TransMedica patent with its advisors, and believes that no basis for any infringement claim exists, there can be no assurance that the Company will be able to successfully defend the patent infringement claims made by TransMedica in the event TransMedica elects to re-file its claims in a proper jurisdiction.

Cell Robotics Technical Advisory Board

     Cell Robotics has voluntarily formed an Advisory Board whose members are chosen by the Board of Directors based upon their individual technical and scientific expertise in areas related to the business of Cell Robotics. In consideration of their services as members of the Advisory Board, each member has been granted non-qualified stock options exercisable to purchase 6,000 shares of Common Stock at exercise prices ranging from $1.75 per share to $3.563 per share. Members of the Advisory Board receive no other compensation for their services, which consist of approximately one (1) day per year devoted to the business of the Company. The following persons currently serve as members of the Cell Robotics Technical Advisory Board:

     Dr. Michael Berns is President, Beckman Laser Institute and Professor of Cell Biology at the University of California.

     Dr. Steven Chu is Chairman of the Physics Department, Stanford University and the recipient of the 1997 Nobel Prize in physics.

     Dr. Steven Block is Associate Professor of Molecular Biology at Princeton University.

     Dr. Paul Jackson is a Molecular and Plant Biologist at Los Alamos National Laboratory.

     Dr. Wilfried Feichtinger is at the Institute for Fertility in Vienna, Austria and was the recent chairman of the IXth World Congress on In Vitro Fertilization and Assisted Reproduction.

     Dr. Charles Bracker is the G.B. Cummins Distinguished Professor, Department of Botany and Plant Pathology, Purdue University.

     Dr. Robert Stevenson is a biotech consultant in marketing and acquisitions.

     Dr. Otis Peterson is a laser expert and an inventor of the Alexandrite
Laser.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with President and CEO

     In February 1998, the Company sold in a public offering units consisting of one share of Series A Convertible Preferred Stock, each convertible into four common shares, and two common stock purchase warrants. Each unit was sold at a price to the public of $8.25. In conjunction with this offering, the Company granted a stock option to its President and CEO, Ronald K. Lohrding, Ph.D., pursuant to which the Company granted to Dr. Lohrding non-qualified stock options exercisable to purchase, in the aggregate, 450,000 shares of the Company's common stock at an exercise price equal to 25% of the unit offering price, or $2.0625 per share. 150,000 of Dr. Lohrding's options vested and became exercisable on the closing of the public offering. The balance of Dr. Lohrding's options will vest on December 31, 2002, subject to the following early vesting criteria:

     1. 150,000 options will vest and become exercisable thirty days after the end of any quarter in which the Company reports pre-tax income of at least $50,000; and

     2. 150,000 options will vest and become exercisable upon the Company reporting its first fiscal year with net income of at least $500,000.

The foregoing option is exercisable by Dr. Lohrding to purchase shares of Company Common Stock at an exercise price of $2.0625 per share for a period of 36 months from each respective vesting date, but in no event later than December 31, 2002 (the "Expiration Date").

     Any transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been, and will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, disinterested directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997.

     Based solely on a review of the copies of such reports required by
Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1998 except for the following:

     Dr. Lohrding failed to file with the Securities and Exchange Commission, on a timely basis, three reports relating to his ownership of Common Stock of the Company. Jean Scharf, Richard Zigweld and Michael Wolf each failed to file, on a timely basis, two such reports relating to their ownership of Common Stock of the Company. The remaining officers and directors of the Company each failed to file, on a timely basis, one such report relating to his or her ownership of Common Stock of the Company. In making these statements, the Company has relied upon the representations of its Directors, Officers and/or ten percent (10%) shareholders, or copies of the reports that they have filed with the Commission.

3.   EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                                  TABLE 1
                                        SUMMARY COMPENSATION TABLE
                                                                       Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards           Payouts
                                  --------------------------     ---------------------   -------
                                                      Other                                         All
                                                     Annual      Restricted                        Other
Name and                                             Compen-        Stock                 LTIP    Compen-
Principal                         Salary    Bonus    sation       Award(s)    Options/   Payouts  sation
Position                 Year       ($)      ($)     ($)(2)          ($)        SARs       ($)      ($)
---------------         -------  --------   -----   ---------    ----------   --------   -------  ------

Ronald K.                 1998   $123,125    $-0-     $3,843        -0-         -0-        -0-      -0-
Lohrding,                 1997   $123,000    $-0-     $3,840        -0-         -0-        -0-      -0-
President                 1996   $115,000    $-0-     $3,623        -0-       25,000       -0-      -0-


H. Travis Lee,(1)         1998   $109,579    $-0-     $3,570        -0-         -0-        -0-      -0-
Vice President            1997   $109,500    $-0-     $3,570        -0-       74,174       -0-      -0-
Marketing and
Sales

------------------------------

(1)  Mr. Lee's employment with the Company began in January, 1997.

Employment Agreements

       The Company has entered into written Employment Agreements, having terms of five (5) years each, with Dr. Lohrding and Craig T. Rogers, the Company's Vice President of Investor Relations. The Employment Agreement with Dr. Lohrding provides for Dr. Lohrding to serve the Company as its Chairman, President and CEO, on a full-time basis, for a minimum base salary of $100,000 per year. During fiscal 1998, Dr. Lohrding was paid a base salary of $123,125. The Employment Agreement with Mr. Rogers originally provided for his serving as Chief Financial Officer, Secretary and Treasurer, on a part-time basis, for a minimum base salary of $27,000 per year. Effective January 9, 1997, Mr. Rogers resigned as Chief Financial Officer; however, he remains as the Company's Vice President of Investor Relations, Secretary and Treasurer. Mr. Rogers was paid a base salary of $41,042 during fiscal 1998. The Company also has a written employment agreement with Mr. H. Travis Lee, Vice President of Marketing and Sales. Under Mr. Lee's agreement, he receives a base salary of $110,000 per year; provided, however, that either the Company or Mr. Lee may terminate the employment relationship upon 45 days' prior written notice in the event a change in control of the Company occurs. In such instance, the Company is obligated to pay Mr. Lee his then prevailing total annual compensation in 12 monthly installments.

Stock Incentive Plan

       During fiscal 1992, the Company adopted a Stock Incentive Plan (the "Plan"). Pursuant to the Plan, stock options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety (90) day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,500,000 shares of the Company's Common Stock is reserved for issuance under the Plan.

       At December 31, 1998, the Company had granted a total of 1,031,820 Incentive Stock Options under the Plan consisting of 680,850 Incentive Stock Options exercisable at prices ranging from $1.375 per share to $1.875 per share, and 350,970 Non-Qualified Stock Options ("NQSO's"), which NQSO's have been issued to members of the Advisory Board and other Company advisors, and to certain members of the Board of directors, and are exercisable at prices ranging from $1.75 per share to $3.563 per share. All options have been issued with exercise prices at or above market value on the date of issuance.

       The following tables set forth certain information concerning the granting and exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                    TABLE 2
                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants

                          Number of   % of Total
                         Securities  Options/SARs
                         Underlying   Granted to     Exercise
                        Options/SARs Employees in     or Base    Expiration
       Name              Granted (#)  Fiscal Year  Price ($/Sh)     Date
----------------------  ------------ ------------  ------------  ----------

Ronald K. Lohrding           -0-          -0-           -0-          -0-

H. Travis Lee                -0-          -0-           -0-          -0-


---------------------

                                                    TABLE 3

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES
                             ----------------------------------------------------
                                                                                          Value of
                                                                     Number of           Unexercised
                                                                    Unexercised         In-the-Money
                                                                   Options/SARs         Options/SARs
                                                                   at FY-End (#)      at FY-End ($) (1)

                        Shares Acquired       Value Realized        Exercisable         Exercisable/
Name                    on Exercise (#)             ($)           (Unexercisable)       Unexercisable
----------------        ---------------       --------------      ---------------     -----------------

Ronald K. Lohrding            -0-                   -0-           308,333/316,667     $146,016/$198,359

H. Travis Lee                 -0-                   -0-            24,725/49,449       $28,582/$57,163

------------------------------

(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The closing bid price of the Company's Common Stock at fiscal year end 1998 was $2.531.

Employee Stock Purchase Plan

  The Board of Directors and shareholders have approved an Employee Stock Purchase Plan ("ESPP") which has been adopted pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP has an initial term of three (3) years at which time it will terminate except as to any options outstanding on the termination date. The ESPP is available to all employees of the Company and its subsidiaries, except those employees of less than six months, those employed on a part-time basis (20 hours per week or less), those customarily employed for not more than five months in any calendar year, and those persons who are officers, supervisors, or highly-compensated employees. In addition, no persons owning five percent (5%) or more of the Company's Common Stock may participate in the ESPP. No employee may purchase any more than $25,000 worth of stock in any calendar year. The plan is limited to 100,000 shares per year over the three-year term with a maximum aggregate number of shares which may be purchased by the Company's employees pursuant to the ESPP being 300,000.

  Under the plan, the year is divided into two enrollment periods of six (6) months each. At the commencement of each six-month enrollment period, an employee is given the ability to subscribe for and purchase shares of the Company's Common Stock at the end of the six-month enrollment at a price equal to 85% of the fair market value of the Company's Common Stock on the commencement date or the termination date of such enrollment, whichever price per share is lower. The shares are purchased pursuant to a payroll deduction program pursuant to which an employee may elect to have up to 10% of that employee's compensation withheld during each pay period for the purposes of covering subscriptions made under the plan.

  As of the date of this Proxy Statement, no shares of Common Stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the plan. The Company expects to begin implementing the ESPP during fiscal 1999.


4.     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

  KPMG Peat Marwick LLP, served as the Company's principal accountant for the fiscal year ended December 31, 1998 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1999. Representatives of KPMG Peat Marwick LLP, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of KPMG Peat Marwick LLP attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


5.     OTHER MATTERS

  The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

  A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the company at its address noted on this Proxy Statement.

                              CELL ROBOTICS INTERNATIONAL, INC.



                              By:  /s/ Craig T. Rogers
                                   -------------------------------------
                                   Craig T. Rogers, Secretary


                              2000 Annual Meeting

  No definitive date for the Annual Meeting of Shareholders in 2000 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 2000 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than January 31, 2000.

                 CELL ROBOTICS INTERNATIONAL, INC.

                   PROXY SOLICITED ON BEHALF OF THE COMPANY

  The undersigned hereby constitutes and appoints Dr. Ronald K. Lohrding or Craig T. Rogers (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Cell Robotics International, Inc. (the "Company") to be held at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on June 15, 1999 at 10 o'clock a.m., Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

  (1)  FOR                    WITHHOLD AUTHORITY
               ------------                     -------------

                  To elect all of the nominees listed below:
          Dr. Ronald K. Lohrding, Craig T. Rogers, Mark Waller,
         Dr. Raymond Radosevich, Dr. Debra Bryant and Ron E. Ainsworth

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)


             ----------------------------------------------------

  (2)  Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.


          Date                                         , 1999
               ---------------------------------------


          --------------------------------------------------
          Name (please type or print)



          --------------------------------------------------
          Signature


          --------------------------------------------------
          Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.